UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 26, 2013

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 26, 2013, Wave Systems Corp. (the “Company”) entered into a Factoring and Security Agreement (the “Agreement”) with CapFlow Funding Group Managers LLC (“CapFlow”).  The Agreement is a credit facility for the purpose of factoring the Company’s accounts receivables.  The cost of this funding is a discount of 1.50% of the gross amount of each receivable factored for the first 30 days, and an additional 0.05% for each additional day thereafter until the factored account receivable is closed.  Under the Agreement, 15% of the amount of the purchased invoices is reserved.  The total available credit line under the Agreement is $2,000,000.  The Company’s obligations to CapFlow under the Agreement are secured by the factored accounts and certain related property.  The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 10.1                           Factoring and Security Agreement, date as of November 26, 2013, by and between Wave Systems Corp. and CapFlow Funding Group Managers LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated: December 3, 2013

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Factoring and Security Agreement, date as of November 26, 2013, by and between Wave Systems Corp. and CapFlow Funding Group Managers LLC.